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Exhibit 21

                    LIST OF SUBSIDIARIES

              Name                            State of Incorporation
              ----                            ----------------------
The State Bank and Trust Company                       Ohio
          RFCBC, Inc.                                  Ohio
Reliance Financial Services, N.A.*      Nationally Chartered Trust Company
    Rurban Mortgage Company*                           Ohio
  Rurbanc Data Services, Inc.                          Ohio
    Rurban Statutory Trust 1        Declaration of Trust - State of Connecticut

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*     RELIANCE FINANCIAL SERVICES, N.A. AND RURBAN MORTGAGE COMPANY ARE
WHOLLY-OWNED SUBSIDIARIES OF THE STATE BANK AND TRUST COMPANY.

                                                                            100.